Exhibit 99.1

FIRST NATIONAL BANK OF FREDERICKSBURG

BALANCE SHEETS

	Unaudited
	September 30,	December 31,
	2015	2014
	(in thousands, except share data)
ASSETS

Cash and due from banks	$ 32,050	$ 39,960
Interest-bearing deposits in banks	1,374	2,207
Federal funds sold	3,000	3,000
Total Cash and Cash Equivalents	36,424	45,167

Investment securities available-for-sale, at fair value	28,771	30,690
Restricted investments in bank stocks	2,252	2,258

Loans, net of allowance for loan losses
(2015 - $1,251; 2014 - $1,143)	147,808	140,677

Premises and equipment, net	3,938	4,110
Accrued interest receivable	377	322
Bank owned life insurance	4,605	4,547
Deferred income taxes	711	673
Other real estate owned	512	407
Other assets	1,847	1,817

TOTAL ASSETS	$ 227,245	$ 230,668

	Unaudited
	September 30,	December 31,
	2015	2014
	(in thousands, except share data)
LIABILITIES

Deposits:
Noninterest-bearing	$ 43,261	$ 42,752
Interest-bearing	165,754	169,956
Total Deposits	209,015	212,708

Accrued interest payable	25	25
Pension liability	1,939	1,828
Other liabilities	439	574

TOTAL LIABILITIES	211,418	215,135

STOCKHOLDERS' EQUITY
Common stock, par value $50 per share:
Authorized - 100,000 shares
Issued and outstanding (2015 and 2014 - 36,841 shares)
including shares held in Treasury	1,842	1,842
Surplus	10,634	10,634
Retained earnings	4,962	4,917
Accumulated other comprehensive loss	(1,049)	(1,298)
Treasury stock, at cost (2015 and 2014 - 1,213 shares)	(562)	(562)

TOTAL STOCKHOLDERS' EQUITY	15,827	15,533

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 227,245	$ 230,668

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF INCOME

	For the Nine Months
	Ended September 30
	2015	2014
	(Unaudited in thousands,
	except per share data)
INTEREST INCOME
Interest and fees on loans	$ 4,773	$ 4,921
Interest and dividends on investment securities:
U.S. Government agencies	242	253
State and municipal, tax exempt	33	33
Mortgage-backed securities	19	22
Other securities	138	86
Interest on federal funds sold	5	5
Interest on deposits in banks	68	54

TOTAL INTEREST INCOME	5,278	5,374

INTEREST EXPENSE - Deposits	423	452

NET INTEREST INCOME	4,855	4,922

PROVISION FOR LOAN LOSSES	325	200
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,530	4,722
NONINTEREST INCOME
Financial services income	198	196
Mortgage banking activities	100	105
Earnings on insurance contracts	128	128
Service charges on deposit accounts	106	124
Trust department income	77	83

TOTAL OTHER INCOME	609	636
NONINTEREST EXPENSES
Salaries, wages, and benefits	2,569	2,649
Equipment depreciation and service	522	519
Occupancy expenses, net	454	440
FDIC premiums	153	140
Professional fees	428	166
ATM and debit card fees	213	235
Telephone	138	136
Stationery, printing, and supplies	127	128
PA shares tax	70	100
Other operating expenses	524	543

TOTAL OTHER EXPENSES	5,198	5,056

INCOME BEFORE INCOME TAXES	(59)	302

FEDERAL INCOME TAX	(104)	9

NET INCOME	$ 45	$ 293
PER SHARE OF COMMON STOCK
Net income	$ 1.27	$ 8.23

Net Income	45,338	293,277

Number of Shares	36,841	36,841
Less Treasury Shares	(1,213)	(1,213)
Net Shares	35,628	35,628

Calculated Earnings Per Share	1.27	8.23

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Nine Months
	Ended September 30
	2015	2014
	(Unaudited in thousands,
	except per share data)

NET INCOME	$ 45	$ 293

OTHER COMPREHENSIVE INCOME (LOSS)
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	322	578
Pension liability adjustment, net of tax effect	(73)	(280)

TOTAL COMPREHENSIVE INCOME (LOSS)	$ 294	$ 591

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Nine Months Ended September 30, 2015 and 2014
(Unaudited, in thousands, except share data)

				Accumulated
				Other Compre-
	Common		Retained	hensive Income	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total

BALANCES AT DECEMBER 31, 2013	$ 1,842	$ 10,634	$ 4,651	$ (2,488)	$ (562)	$ 14,077

COMPREHENSIVE INCOME (LOSS)
Net income	-	-	293	-	-	293
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	-	-	-	578	-	578
Pension liability adjustment, net of tax effect	-	-	-	(280)	-	(280)

Cash dividends, $1.00 per share	-	-	-	-	-	-

BALANCES AT SEPTEMBER 30, 2014	$ 1,842	$ 10,634	$ 4,944	$ (2,190)	$ (562)	$ 14,668

BALANCES AT DECEMBER 31, 2014	$ 1,842	$ 10,634	$ 4,917	$ (1,298)	$ (562)	$ 15,533

COMPREHENSIVE INCOME (LOSS)
Net income	-	-	45	-	-	45
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	-	-	-	322	-	322
Pension liability adjustment, net of tax effect	-	-	-	(73)	-	(73)

BALANCES AT SEPTEMBER 30, 2015	$ 1,842	$ 10,634	$ 4,962	$ (1,049)	$ (562)	$ 15,827

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CASH FLOWS

	For the Nine Months
	Ended September 30
	2015	2014
	(Unaudited, in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 45	$ 293
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	178	197
Amortization of deferred loan (fees) costs, net	1	(1)
Loss on sale of assets held for sale	1	-
Provision for loan losses	325	200
Increase in cash value of insurance contracts	(58)	(70)
Decrease (increase) in accrued interest receivable and other assets	(369)	48
Increase (decrease) in accrued interest payable and other liabilities	(136)	(481)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(13)	186

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale, maturities, and principal repayments of
available-for-sale securities	2,240	3,000
Proceeds from sale (purchases) of restricted stock	6	25
Proceeds from sale of assets held for sale	178	-
Loans (made to) repaid by customers, net of principal collected	(7,456)	(1,737)
Purchases of premises and equipment	(5)	(4)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(5,037)	1,284

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	(3,693)	10,023
Cash dividends paid	-	-

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(3,693)	10,023

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,743)	11,493

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	45,167	24,120

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 36,424	$ 35,613

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest paid on deposits and borrowed funds	$ 422	$ 449
Federal income taxes	25	56

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
The First National Bank of Fredericksburg (the "Bank") is a national bank operating under a federal charter and is subject to regulation by the Office of the Comptroller of the Currency ("OCC") and the Federal Deposit Insurance Corporation ("FDIC") of the United States.  The Bank grants commercial, installment, and mortgage loans to its customers located primarily in Lebanon, Berks, and Schuylkill counties of Pennsylvania.  The Bank also provides a variety of deposit products to its customers including checking, savings, and term certificate accounts.

The accounting and reporting policies followed by the Bank are in conformity with accounting principles generally accepted in the United States of America.  The following is a summary of the Bank’s significant accounting policies:

Basis of Presentation
The accompanying unaudited financial statements were prepared in accordance with instructions to Form 10-Q, and therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).  However, all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of these financial statements have been included.  Theses financial statements should be read in conjunction with the audited financial statements and the notes thereto for First National Bank of Fredericksburg for the year ended December 31, 2014.  The results of interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights, the valuation of deferred tax assets, other-than-temporary impairment of securities, and the fair value of financial instruments.

Significant Group Concentrations of Credit Risk
Most of the Bank’s activities are with customers located within Lebanon, Berks, and Schuylkill counties of Pennsylvania.  Note 4 discusses the types of securities that the Bank invests in.  Note 6 discusses the types of lending that the Bank engages in.  The Bank does not have any significant concentrations to any one industry or customer.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Bank’s investment portfolio consists principally of obligations of the United States and its agencies and obligations of state and political subdivisions.  In the opinion of management, there is no concentration of credit risk in its investment portfolio.  The Bank places deposits in correspondent accounts and, on occasion, sells federal funds to qualified financial institutions.  Management believes credit risk associated with correspondent accounts and with federal funds sold is not significant.  Therefore, management believes that these particular practices do not subject the Bank to unusual credit risk.

Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, federal funds sold, and interest-bearing deposits in banks, all of which mature within ninety days.

Trust Assets
Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

Investment Securities - Available for Sale
Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date.  Purchases and sales of investment securities are accounted for on a trade date basis.

All investment securities are classified as available for sale as the Bank intends to hold such securities for an indefinite period of time but not necessarily to maturity.  Securities available for sale are carried at fair value.  Any decision to sell a security classified as available for sale would be based on various factors, including movement in interest rates, changes in maturity mix of the Bank’s assets, liabilities, liquidity needs, regulatory capital considerations, and other similar factors.  Unrealized gains and losses are excluded from earnings and reported as increases or decreases in other comprehensive income or loss.  Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In regard to debt securities, if the Bank does not intend to sell the securities and it is more likely than not that the Bank will not be required to sell the debt security prior to recovery, the Bank will then evaluate whether a credit loss has occurred.  To determine whether a credit loss has occurred, the Bank compares the amortized cost of the debt security to the present value of the cash flows the Bank expects to be collected.  If the Bank expects a cash flow shortfall, the Bank will consider a credit loss to have occurred and will then consider the impairment to be other than temporary.  The Bank will recognize the amount of the impairment loss related to the credit loss in our results of operation, with the remaining portion of the loss recorded through comprehensive income, net of applicable taxes.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Restricted Investments in Bank Stocks
Restricted investments in bank stocks, which represents the required investment in common stock of correspondent banks, are carried at cost and consists of stock of the Federal Reserve Bank, Federal Home Loan Bank of Pittsburgh (“FHLB”), and Atlantic Central Bankers Bank.  Federal law requires a member institution of the FHLB to hold FHLB stock according to a predetermined formula.  Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value.  Accordingly, these investments are restricted assets, carried at cost because these stocks are not actively traded and have no readily determinable market value.

The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of FHLB.

Management believes no impairment charge is necessary related to the FHLB restricted stock as of September 30, 2015.

Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the principal amount outstanding, net of unearned income, the allowance for loan losses and any deferred fees or costs.  Interest is accrued on the principal balances outstanding and is credited to income as earned.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) by the interest method based on the contractual terms of the related loans, or if the commitment expires unexercised, recognized in income upon expiration.

The loan receivable portfolio is segmented into commercial, residential mortgage loans, and consumer loans.  Commercial loans consist of the following classes:  commercial and industrial, commercial construction, commercial mortgage loans, and agriculture loans.  Consumer loans consist of home equity lines of credit and all other consumer loans.  A substantial portion of the loan portfolio is represented by residential mortgage loans throughout Lebanon, Berks, and Schuylkill counties of Pennsylvania.

The accrual of interest on loans is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses.  Interest payments received on nonaccrual loans generally either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.  The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Residential Mortgage Loans Held for Sale
Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Net unrealized losses are provided for in a valuation allowance by charges to operations.  The Bank received origination fees from the secondary market investors.  At September 30, 2015 and December 31, 2014, loans held for sale were approximately $1,196,000 and $1,383,000, respectively.

Allowance for Loan Losses
The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments.  The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans.  The reserve for unfunded lending commitments, if any, represents management’s estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated balance sheet.  The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries.  Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.  All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.  Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated.  Management performs a quarterly evaluation of the adequacy of the allowance.  The allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.  This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components.  The specific component relates to loans that are classified as impaired.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers nonclassified loans that have been segmented into groups with similar characteristics and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial and construction loans and is measured as the difference between a loan’s carried value on the balance sheet and its fair market value.  Based on the nature of the loan, its fair value reflects one of the following three measures: (1) the fair market value of collateral; (2) the present value of the expected future cash flows; or (3) the loan’s value as observable in the secondary market. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories.  The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans.  Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss.  Loans criticized as special mention have potential weaknesses that deserve management’s close attention.  If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects.  Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable.  Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses.  Loans not classified are rated pass.

In addition, federal regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management.  Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Mortgage Servicing Rights
Mortgage servicing rights are recognized as separate assets when rights are acquired through the sale of mortgages.  When the sale of a mortgage loan takes place, a portion of the cost or originating the loan is allocated to the servicing right based on relative fair value.  Fair value is based on market prices for comparable mortgage servicing contracts.  Mortgage servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing fee income is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The amortization of mortgage servicing rights is netted against loan servicing fee income.

Premises and Equipment
Land is carried at cost.  Buildings and equipment are carried at cost, less accumulated depreciation.  Depreciation is computed for financial reporting by various accelerated and straight-line methods over the following estimated useful lives:

Buildings and improvements                                                        7 - 40 years
Equipment and furniture                                                                3 - 12 years

Transfers of Financial Assets
Transfers of financial assets, including loans and loan participation sales, are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank Owned Life Insurance
The Bank has purchased bank owned life insurance (“BOLI”) policies on certain employees and directors as a means to generate tax-free income which is used to offset a portion of current and future employee benefit costs.  The BOLI profits from the appreciation of the cash surrender value of the pool of insurance and is recorded as part of “noninterest income.”

Other Real Estate Owned
Foreclosed properties are those properties for which the Bank has taken physical possession in connection with loan foreclosure proceedings.

At the time of foreclosure, foreclosed real estate is recorded at lower of cost of fair value less cost to sell, which becomes the property’s new basis.  Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses.  After foreclosure, these assets are carried as “other real estate owned” at the new basis.  Improvements to the property are added to the basis of the assets.  Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are classified as “other expenses.”

Advertising
It is the Bank's policy to expense advertising costs in the period in which they are incurred.  Advertising expenses of approximately $12,000 and $18,000 for the nine months ended September 30, 2015 and 2014, respectively, is included in other operating expenses on the statements of income.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Federal Income Taxes
The provision for income taxes is based on income as reported in the financial statements.  Certain items of income and expense are recognized in different periods for financial reporting purposes than for federal income tax purposes.  Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with ASC 740, Accounting for Uncertainty in Income Taxes, the Bank accounts for uncertain tax positions, if any, as required.  Using that guidance, as of “year-end,” the Bank has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.  The years 2011 and forward are open for purposes of potential audits by the taxing authorities.

Earnings Per Share
Earnings per share of common stock has been computed on the basis of the number of shares of common stock outstanding at year-end.

Comprehensive Income
Accounting principles generally accepted in the United State of America (GAAP) generally require that recognized revenue, expenses, gains, and losses be included in net income.  Changes in certain assets and liabilities, such as gains (losses) on securities available for sale are reported as a separate component of the stockholders’ equity section of the balance sheet.  Such items, along with net income, are components of comprehensive income.  The only items of other comprehensive income for the nine months ended September 30, 2014 and 2015 are the net unrealized gain on securities available for sale and the unfunded status of the defined benefit plan.

Off Balance Sheet Financial Instruments
In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit.  Such financial instruments are recorded when they are funded.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements
In January 2014, the FASB issued ASU 2014-04, Receivables (Topic 310): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.  The ASU clarifies that an in substance repossession or foreclosure occurs upon either the creditor obtaining legal title to the residential real estate property or the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.  The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014.  The amendments may be adopted using either a modified retrospective transition method or a prospective transition method.  Early adoption is permitted.  Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  The amendments in this update establish a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as the real estate, construction, and software industries.  The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled.  To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.  The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2016.  Early adoption is permitted.  Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing. The amendments in this update require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements.  In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement.  The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition, the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions.  The guidance in this ASU is effective for annual and interim periods beginning after December 15, 2014.  The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued
In August 2014, the FASB issued ASU 2014-14, Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure.  The guidance in this ASU affects creditors that hold government-guaranteed mortgage loans, including those guaranteed by the FHA and the VA.  It requires that a mortgage loan be derecognized and a separate other receivable be recognized upon foreclosure if the following conditions are met:

1.	The loan has a government guarantee that is not separable from the loan before foreclosure.

2.
At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim.

3.	At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed.

Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor.  The guidance in this ASU is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014.  Early adoption is permitted if ASU 2014-04 has been adopted.  The guidance may be applied using a prospective transition method in which a reporting entity applies the guidance to foreclosures that occur after the date of adoption, or a modified retrospective transition using a cumulative-effect adjustment (through a reclassification to a separate other receivable) as of the beginning of the annual period of adoption.  Prior periods should not be adjusted.  A reporting entity must apply the same method of transition as elected under ASU 2014-04.  The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

In November 2014, the FASB issued ASU 2014-17, Business Combinations (Topic 805): Pushdown Accounting. The amendments in this update apply to the separate financial statements of an acquired entity and its subsidiaries that are a business or nonprofit activity (either public or nonpublic) upon the occurrence of an event in which an acquirer (an individual or an entity) obtains control of the acquired entity.  An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs.  If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity's most recent change-in-control event.  The amendments in this update are effective on November 18, 2014.  After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event.  This update did not have a significant impact on the Bank’s financial statements.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued
In January 2015, the FASB issued ASU 2015-01, Income Statement - Extraordinary and Unusual Items, as part of its initiative to reduce complexity in accounting standards.  This update eliminates from GAAP the concept of extraordinary items.  The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  A reporting entity may apply the amendments prospectively.  A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements.  Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.  This update is not expected to have a significant impact on the Bank’s financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810).  The amendments in this update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities.  All legal entities are subject to reevaluation under the revised consolidation model.  Specifically, the amendments (1) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) eliminate the presumption that a general partner should consolidate a limited partnership; (3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.  The amendments in this update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015.  For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017.  This update is not expected to have a significant impact on the Bank’s financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30), as part of its initiative to reduce complexity in accounting standards.  To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update.  For public business entities, the amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  For all other entities, the amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016.  An entity should apply the new guidance on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance.  This update is not expected to have a significant impact on the Bank’s financial statements.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued
In April 2015, the FASB issued ASU 2015-05, Intangible - Goodwill and Other Internal Use Software (Topic 350-40), as part of its initiative to reduce complexity in accounting standards.  This guidance will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement.  The amendments in this update provide guidance to customers about whether a cloud computing arrangement includes a software license.  If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses.  If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract.  For public business entities, the Board decided that the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015.  For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016.  Early adoption is permitted for all entities.  This update is not expected to have a significant impact on the Bank’s financial statements.

In May 2015, the FASB issued ASU 2015-08, Business Combinations - Pushdown Accounting - Amendment to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115.  This ASU was issued to amend various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115.  This update is not expected to have a significant impact on the Bank’s financial statements.

In June 2015, the FASB issued ASU 2015-10, Technical Corrections and Improvements.  The amendments in this update represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.  Transition guidance varies based on the amendments in this update.  The amendments in this update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  Early adoption is permitted, including adoption in an interim period.  All other amendments will be effective upon the issuance of this update.  This update is not expected to have a significant impact on the Bank’s financial statements.

NOTE 2 - MERGER WITH CITIZENS FINANCIAL SERVICES, INC.

On June 30, 2015, Citizens Financial Services, Inc., a Pennsylvania corporation (“Citizens”), First Citizens Community Bank, a Pennsylvania-chartered commercial bank (“First Citizens”), and The First National Bank of Fredericksburg (“FNB”), entered into a definitive agreement and plan of merger.  Subject to the terms and conditions of the agreement, FNB shall merge with and into First Citizens as the resulting or surviving institution.  As part of the merger, outstanding shares of FNB common stock will be converted into the right to receive merger consideration pursuant to the terms of the agreement.  The transaction is expected to close in the fourth quarter of 2015.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or on deposit with the Federal Reserve Bank and several of its other correspondent banks.  The required reserve balances totaled $2,772,000 and $3,055,000 for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively.

NOTE 4 - INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities, with gross unrealized gains and losses are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2015
U.S. Government agencies	$ 21,989	$ 3	$ (73)	$ 21,919
Mortgage-backed securities	1,291	7	(8)	1,290
State and municipal	2,534	3	(8)	2,529
Corporate securities	3,026	7	-	3,033

	$ 28,840	$ 20	$ (89)	$ 28,771

December 31, 2014
U.S. Government agencies	$ 23,988	$ -	$ (377)	$ 23,611
Mortgage-backed securities	1,474	19	(15)	1,478
State and municipal	2,551	-	(24)	2,527
Corporate securities	3,069	5	-	3,074

	$ 31,082	$ 24	$ (416)	$ 30,690

Investment securities with a carrying amount of $22,000,000 and 24,000,000 at September 30, 2015 and December 31, 2014, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES - CONTINUED

The amortized cost and fair value of securities available-for-sale at September 30, 2015 by contractual maturity are as follows (in thousands):
	Amortized	Fair
	Cost	Value

Due in one year or less	$ 6,021	$ 6,007
Due after one year through five years	15,292	15,276
Due after five years through ten years	6,246	6,198
Mortgage-backed securities	1,281	1,290

	$ 28,840	$ 28,771

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

For the nine months ended September 30, 2015 and for the year ended December 31, 2014, no gross gains and gross losses were realized on sales of available-for-sale securities.

Information pertaining to available-for-sale investment securities with gross unrealized losses at September 30, 2015 and December 31, 2014, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less than 12 Months		12 Months or More		Total
		Gross		Gross	Gross
	Fair	Unrealized	Fair	Unrealized	Unrealized
	Value	Losses	Value	Losses	Losses
September 30, 2015
U.S. Government agencies	$ 1,973	$ 25	$ 10,933	$ 48	$ 73
Mortgage-backed securities	-	-	755	8	8
State and municipal	200	-	876	8	8

Total	$ 2,173	$ 25	$ 12,564	$ 64	$ 89

December 31, 2014
U.S. Government agencies	$ -	$ -	$ 23,611	$ (377)	$ (377)
Mortgage-backed securities	-	-	839	(15)	(15
State and municipal	-	-	1,851	(24)	(24)

Total	$ -	$ -	$ 26,301	$ (416)	$ (416)

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES - CONTINUED

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the credit quality or financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At September 30, 2015, 17 debt securities have unrealized losses with aggregate depreciation of less than 1.0 percent from the Bank’s amortized cost basis.  The majority of these securities are guaranteed by either the U.S. Government or other governments.  These unrealized losses relate principally to current interest rates for similar types of securities.  In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.  Management has the ability to hold the debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

NOTE 5 - SERVICING

Loans serviced for others are not included in the accompanying balance sheets.  The unpaid principal balances of mortgage and other loans serviced for others were approximately $40,735,000 and $41,200,000 at September 30, 2015 and December 31, 2014, respectively.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS

The following summarizes the major classification of loans (in thousands):

September 30 2015		December 31 2014
Loans secured by real estate:
Construction and land development	$ 2,577	$ 1,882
Farmland	19,357	17,211
Residential	41,660	42,296
Nonresidential	32,822	33,107
Loans to finance agriculture	1,676	1,720
Commercial, industrial, and governments	15,877	14,674
Credit cards and revolving credit plans	1,670	1,706
Other consumer loans	39,453	35,127
	155,092	147,723
Unearned interest	(5,977)	(5,846)
Net deferred loan origination fees	(56)	(57)
Allowance for loan losses	(1,251)	(1,143)

Loans, net	$ 147,808	$ 140,677

Changes in the allowance for loan losses are summarized as follows (in thousands):

	September 30 2015	December 31 2014

Balance, beginning of year	$ 1,143	$ 1,133
Provision for loan losses	325	212
Loans charged off	(525)	(362)
Recoveries of amounts previously charged off	308	160

Balance, end of period	$ 1,251	$ 1,143

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention (potential weakness identified), substandard (well-defined weakness), and doubtful (unlikely to be paid in full) within the Company’s internal risk rating system as of September 30, 2015 and December 31, 2014 (in thousands):

		Special
September 30, 2015	Pass	Mention	Substandard	Doubtful	Total
Commercal real estate
Commercial construction	$ 47,835	$ 3,310	$ 3,761	$ -	$ 54,906
Commercial	3,412	-	-	-	3,412
Home equity	16,104	-	-	5	16,109
Consumer	39,711	-	631	-	40,342
	34,122	-	168	-	34,290

Total	$ 141,184	$ 3,310	$ 4,560	$ 5	$149,059

December 31, 2014
Commercial real estate	$ 46,399	$ 1,513	$ 4,248	$ -	$ 52,160
Commercial construction	1,176	-	-	-	1,176
Commercial	16,394	-	-	-	16,394
Home equity	40,270	-	890	-	41,160
Consumer	30,737	-	193	-	30,930

Total	$ 134,976	$ 1,513	$ 5,331	$ -	$ 141,820

The following table presents nonaccrual loans by classes of the loan portfolio as of September 30, 2015 and December 31, 2014 (in thousands):

	September 30	December 31
	2015	2014

Commercial real estate	$ 2,447	$ 2,589
Commercial construction	-	-
Commercial	22	6
Home equity	702	1,322
Consumer	100	68

Total	$ 3,271	$ 3,985

The Bank has no commitments to loan additional funds to borrowers whose loans have become impaired.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due.  The following tables present the classes of the loan portfolio summarized by the past due status as of September 30, 2015 and December 31, 2014 (in thousands):

						Loans
	30-89					Receivable
	Days	90 Days	Total		Total Loan	> 90 Days
September 30, 2015	Past Due	or Greater	Past Due	Current	Receivables	and Accruing
Commercal real estate
Commercial construction	$ 1,193	$ 2,408	$ 3,601	$ 50,366	$ 53,967	$ 97
Commercial	-	-	-	1,812	1,812	-
Home equity	13	22	35	17,518	17,553	-
Consumer	844	607	1,451	39,186	40,637	-
	376	100	476	34,614	35,090	-

Total	$ 2,426	$ 3,137	$ 5,563	$ 143,496	$ 149,059	$ 97

December 31, 2014
Commercial real estate	$ -	$ 2,589	$ 2,589	$ 49,571	$ 52,160	$ -
Commercial construction	-	-	-	1,176	1,176	-
Commercial	59	6	65	16,329	16,394	-
Home equity	904	1,322	2,226	38,934	41,160	-
Consumer	477	69	546	30,384	30,930	-

Total	$ 1,440	$ 3,986	$ 5,426	$ 136,394	$ 141,820	$ -

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The following tables present the balance in the allowance for loan losses at September 30, 2015 and December 31, 2014, disaggregated on a basis of the Company’s impairment method by class of loans receivable along with the balance of loans receivable by class disaggregated on the base of the Company’s impairment methodology (in thousands):

	Allowance for Loan Loss			Loans Receivable
		Balance	Balance
		Related to	Related to
		Loans	Loans		Balance	Balance
		Individually	Collectively		Individually	Collectively
		Evalauted for	Evaluated for		Evaluated for	Evaluated for
September 30, 2015	Balance	Impirment	Impairment	Balance	Impairment	Impairment
Commercal real estate
Commercial construction	$ 450	$ -	$ 450	$ 53,967	$ 1,316	$ 52,651
Commercial	13	-	13	1,812	-	1,812
Home equity	150	-	150	17,553	-	17,553
Consumer	350	-	350	40,637	-	40,637
	288	-	288	35,090	-	35,090

Total	$ 1,251	$ -	$ 1,251	$ 149,059	$ 1,316	$ 147,743

December 31, 2014
Commercial real estate	$ 423	$ -	$ 423	$ 52,160	$ -	$ 52,160
Commercial construction	11	-	11	1,176	-	1,176
Commercial	126	-	126	16,394	-	16,394
Home equity	331	-	331	41,160	-	41,160
Consumer	252	-	252	30,930	-	30,930

Total	$ 1,143	$ -	$ 1,143	$ 141,820	$ -	$ 141,820

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 7 - BANK PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows (in thousands):

	September 30	December 31
	2015	2014

Land	$ 942	$ 942
Buildings and improvements	5,321	5,316
Equipment and furniture	4,540	4,540
	10,803	10,798
Less accumulated depreciation	(6,865)	(6,688)

	$ 3,938	$ 4,110

Depreciation expense for the nine months ended September 30, 2015 and 2014 amounted to $178,000 and $197,000, respectively.

NOTE 8 - DEPOSITS

The components of deposits are as follows (in thousands):

	September 30	December 31
	2015	2014

Demand, noninterest-bearing	$ 43,261	$ 42,752
Demand, interest-bearing	67,373	70,075
Savings	64,258	62,442
Time	34,123	37,439

	$ 209,015	$ 212,708

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 8 - DEPOSITS - CONTINUED

At September 30, 2015, the scheduled maturities of time deposits are as follows (in thousands):

2015	$ 8,174
2016	15,427
2017	6,493
2018	2,160
2019	539
2020	1,330

$ 34,123

The aggregate amount of time deposits, each with a minimum denomination of $100,000, is approximately $9,718,000 and $11,859,000 as of September 30, 2015 and December 31, 2014, respectively.

NOTE 9 - SHORT-TERM BORROWINGS

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank (“FHLB”) of approximately $50,015,000, and $52,705,000 of which no amounts of short-term borrowings were outstanding at September 30, 2015 and December 31, 2014, respectively.

NOTE 10 - INCOME TAXES

The provision for federal income taxes at September 30, 2015 consists of the following (in thousands):

Current tax provision	$ (104)
Deferred tax expense	-

$ (104)

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES - CONTINUED

A reconciliation of the statutory income tax computed at 34 percent to the income tax expense included in the statements of income at September 30, 2015 is as follows (in thousands):

Federal income tax at statutory rate	$ (20)
Tax-exempt interest	(54)
Interest disallowance	2
Insurance programs	(28)
Other	(4)

$ (104)

Deferred tax assets and liabilities consist of the following components (in thousands):

	September 30	December 31
	2015	2014
Deferred tax assets:
Allowance for loan losses	$ 425	$ 389
Accrued interest for nonaccrual loans	31	31
Deferred employee benefit plan	261	252
Charitable contribution carryover	24	23
Pension liability	660	622
Net unrealized loss on securities available for sale	23	133
Total deferred tax assets	1,424	1,450

Deferred tax liabilities:
Premises and equipment depreciation	(249)	(297)
Mortgage servicing rights	(123)	(123)
Deferred loan fees (costs)	(294)	(272)
Other	(47)	(85)
Total deferred tax liabilities	(713)	(777)

Net deferred tax assets	$ 711	$ 673

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS

Defined Benefit Retirement Plan
The Bank sponsors a defined benefit noncontributory pension plan covering all employees having completed one year of service.  The Plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service (up to 35) with the Bank, times 1.25 percent of average monthly compensation.  Contributions to the Plan reflect benefits attributed to the employees' services to date, as well as services expected to be earned in the future.  The Bank funds the Plan based on tax funding requirements.  Plan assets consist primarily of U.S. government securities, corporate bonds, and certificates of deposit.

Information pertaining to the activity in the Plan, using a measurement date based on the most recent actuarial report at December 31, 2014 is as follows (in thousands):

Change in benefit obligation:
Benefit obligation at beginning of year	$ 5,804
Service cost	-
Interest cost	240
Actuarial loss	-
Experience (gain) loss	(706)
Due to change in assumptions	615
Benefits paid	(89)
Benefit obligation at end of year	5,864

Change in plan assets:
Fair value of plan assets at beginning of year	3,865
Actual return on plan assets	117
Employer contributions	145
Benefits paid	(91)
Fair value of plan assets at end of year	4,036

Funded status	$ (1,828)

Accumulated benefit obligation	$ 5,864

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

At December 31, 2014, the assumptions used to determine the benefit obligation and net periodic pension costs are as follows:

Discount rate	4.00%
Expected long-term rate of return on plan assets	7.00%
Annual salary increase	0.00%

The accounts are invested in equity and fixed income securities, in addition to cash and cash equivalents.

The Plan committee meets regularly with the plan’s actuary to review fund structure vs. requirements, past performance and anticipated future strategy.

The Bank’s estimated expected contribution to the Plan for 2015 is approximately $145,000.

For the year ended December 31, 2014, the components of net periodic pension cost are as follows (in thousands):

Service cost	$ -
Interest cost	240
Expected return on plan assets	(270)
Net asset (gain) loss during the period
deferred for later recognition	17
Immediate recognition of transition
asset	1
Amortization of unrecognized net
transition (asset) liability	1

$ (11)

Future benefits expected to be paid for the years ending December 31 are as follows (in thousands):

2015	$ 192
2016	190
2017	191
2018	208
2019	207
2020 - 2024	1,518

During 2014, in accordance with generally accepted accounting principles, the Bank recorded an adjustment to accrued pension liability of approximately $111,000 with an offsetting credit to stockholders’ equity - Accumulated other comprehensive income (loss) (AOCI), net of deferred taxes, of approximately $74,000.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

Fair Value Measurements and Disclosures (ACS 820) establishes a framework for measuring fair value.  That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy under ACS 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Bank has the ability to access.

Level 2:       Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;
•	Quoted prices for identical or similar assets or liabilities in inactive markets;
•	Inputs other than quoted prices that are observable for the asset or liability;
•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

          If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value.  There have been no changes in the methodologies used at December 31, 2014.

Money markets:  The carrying amounts approximate fair value because of the short maturity of these instruments (Level 1).

Municipal and Corporate bonds:  Municipal and corporate bonds are valued based on yields currently available on comparable securities of issuers with similar credit ratings.  When quoted prices are not available for identical or similar bonds, the bond is valued under a discounted cash flows approach that maximizes observable inputs, such as current yields of similar instruments, but included adjustments for certain risks that may not be observable, such as credit and liquidity risks (Level 2).

Mutual funds:  Valued at the closing price in the active market in which the individual funds are traded (Level 1).

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2014 (in thousands):

	Level 1	Level 2	Level 3	Total
Money markets	$ 1,716	$ -	$ -	$ 1,716
Corporate bonds	-	-	-	-
Municipal bonds	-	108	-	108
Mutual funds	2,212	-	-	2,212

Total assets at fair value	$ 3,928	$ 108	$ -	$ 4,036

401(k) Retirement Plan
Effective January 1, 1995, the Bank implemented a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code.  Under the Plan, employees may voluntarily elect to defer their salary, subject to the Internal Revenue Service limits.  The Bank may make a discretionary match as well as a discretionary contribution.  The Bank's contributions totaled approximately $12,000 for both the nine months ended September 30, 2015 and 2014.

Other Benefit Programs
Additionally, the Bank sponsors three insurance programs for the benefit of its directors and officers.  The premiums for these contracts were funded by the Bank in 1998 and 2009, and the annual earnings from the insurance contracts cover the current and future projected costs of the programs.

The Salary Continuation Plan for key officers provides for the payment of a specified benefit amount upon retirement.  In the event of the death of the participant prior to the payment of all retirement benefits, the benefit will be paid to the named beneficiary.  The Plan also provides that if a “change in control” (transfer of 51 percent or more of the Bank’s outstanding stock) is followed within 12 months by the officer’s termination, the officer is fully vested in the amount that has been accrued for the specified benefit amount.  The Director Supplemental Life Insurance Plan is a split dollar plan that provides for a post-retirement benefit for the Bank’s directors.  The Group Term Replacement Plan is a split dollar plan that provides a life insurance death benefit for the key officers.  The net life insurance in excess of the policy cash surrender value is endorsed to the employees’ named beneficiaries.  This benefit continues through the employees’ retirement years.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The insurance contract activity related to the above benefits for the nine months ended September 30, 2015 and the years ended December 31, 2014 is summarized as follows (in thousands):
	September 30 2015	December 31 2014

Insurance contract earnings	$ 128	$ 166
Death benefits received	-	-
Life insurance costs	(73)	(87)

Net increase in cash value of insurance contracts	$ 55	$ 79

Accrued benefit cost for officer and director
benefit programs	$ 28	$ 67
Accrued benefits at end of year	768	741

NOTE 12 - TRANSACTIONS WITH RELATED PARTIES

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, and their related interests, all of which have been in the opinion of management, on similar terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

The related party loan activity as of and for the nine months ended September 30, 2015 and year ended December 31, 2014 is summarized as follows (in thousands):
	September 30	December 31
	2015	2014

Balance at January 1	$ 2,082	$ 2,317
New loans	89	224
Principal repayments	(272)	(459)

Balance at period-end	$ 1,899	$ 2,082

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers.  These financial instruments include commitments to extend credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument of commitments to extend credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At September 30, 2015 and December 31, 2014, the following financial instruments were outstanding whose contract amounts represent credit risk (in thousands):

	September 30 2015	December 31 2014

Commitments to grant loans	$ 1,613	$ 168
Unfunded commitments under lines of credit	21,795	22,737
Standby letters of credit	4,691	5,028

Total Commitments	$ 28,099	$ 27,933

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The Bank evaluates each customer's credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation.  Collateral held varies but may include personal and commercial real estate, accounts receivable, inventory, and equipment.

Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.  The Bank generally holds collateral supporting those commitments when deemed necessary by management.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 14 - OTHER COMMITMENTS AND CONTINGENCIES

The Bank has a lease commitment for one of its branch operations.  The branch has a monthly rent expense of $3,792.  The initial lease term is for ten years, expiring in February 2016.  The Bank is also responsible for other charges including common area maintenance, utilities, and its share of real estate taxes assessed.

Future minimum payments for these leases for the period ending September 30, 2016 is approximately $4,000.

Total rent expense was $78,000 and $65,000 and for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 15 - REGULATORY CAPITAL MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices.  The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets and of Tier I capital to average assets.  Management believes that as of September 30, 2015 and December 31, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2015, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 15 - REGULATORY CAPITAL MATTERS - CONTINUED

The Bank's actual capital amounts and ratios are as follows (in thousands):

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2015
Total Capital (to risk-weighted assets)	$ 18,126	11.2%	$≥ 12,977	≥ 8.0%	$≥ 16,221	≥ 10.0%
Tier I Capital (to risk-weighted assets)	16,875	10.4	≥ 6,488	≥ 4.0	≥ 9,732	≥ 6.0
Tier I Capital (to average assets)	16,875	7.2	≥ 9,318	≥ 4.0	≥ 11,648	≥ 5.0

As of December 31, 2014
Total Capital (to risk-weighted assets)	$ 17,975	11.7%	$ ≥12,327	≥ 8.0%	$ ≥ 15,409	≥ 10.0%
Tier I Capital (to risk-weighted assets)	16,832	10.9	≥ 6,164	≥ 4.0	≥ 9,246	≥ 6.0
Tier I Capital (to average assets)	16,832	7.5	≥ 9,041	≥ 4.0	≥11,301	≥ 5.0

The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the Bank’s net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years.  The Bank did not need approval for any of its dividends declared for either September 30, 2015 or December 31, 2014.

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820 - Fair Value Measurements and Disclosures, the fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Bank’s various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments.  FASB ASC 820, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

FASB ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs in those valuation techniques are observable or unobservable.  Observable inputs reflect market data obtained from independent sources, while the unobservable inputs reflect the Bank’s market assumptions.  The three levels of the fair value hierarchy under FASB ASC 820 based on these two types of input are as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets or liabilities.

Level 2:
Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

		(Level 1)
		Quoted Prices	(Level 2)
		in Active	Significant	(Level 3)
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair Value	Assets	Inputs	Inputs
September 30, 2015
U.S. Government agencies	$ 21,919	$ -	$ 21,919	$ -
Mortgage-backed securities	1,290	-	1,290	-
State and municipal	2,529	-	2,529	-
Corporate securities	3,033	-	3,033	-

	$ 28,771	$ -	$ 28,771	$ -

December 31, 2014
U.S. Government agencies	$ 23,611	$ -	$ 23,611	$ -
Mortgage-backed securities	1,478	-	1,478	-
State and municipal	2,527	-	2,527	-
Corporate securities	3,074	-	3,074	-

	$ 30,690	$ -	$ 30,690	$ -

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

The following tables set forth the Bank’s financial assets subject to fair value adjustments (impairment) on a nonrecurring basis as they are valued at the lower of cost or market.  Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement (in thousands):

(Level 1)
		Quoted Prices	(Level 2)
		in Active	Significant	(Level 3)
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair Value	Assets	Inputs	Inputs
September 30, 2015
Impaired loans	$ 1,335	$ -	$ -	$ -
Other real estate owned	512	-	-	512

	$ 1,847	$ -	$ -	$ 512

December 31, 2014
Impaired loans	$ -	$ -	$ -	$ -
Other real estate owned	407	-	-	407

	$ 407	$ -	$ -	$ 407

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.  Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.  The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at September 30, 2015 and December 31, 2014:

Cash and cash equivalents:  The carrying amounts of cash and short-term instruments approximate fair values.

Investment securities available-for-sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based upon quoted market prices, when available (Level 1).  If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived from or corroborated by observable market data.  Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that considers observable market data (Level 2).

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Restricted stock:  Restricted stocks consist primarily of Bank’s stock ownership in the Federal Reserve Bank of Philadelphia, Federal Home Loan Bank of Pittsburgh, and Atlantic Central Banker’s Bank, as part of the membership requirements of these organizations.  There is no trading market for these securities which are subject to redemption by the issuers at par, representing both the carrying value and the fair value on the Bank’s books.

Loans receivable:  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Impaired loans:  Impaired loans are those accounted for under FASH ASC Topic 310, Receivables.  Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected.  The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral.  Fair value is measured based on the value of the collateral securing the loans.  Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable.  The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2).  However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3.  The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value of the applicable business’ financial statements if not considered significant using observable market data.  Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3).  Impaired loans allocated to the Allowance for Loan Losses are measured at fair value on a nonrecurring basis.  Any fair value adjustments are recorded in the period incurred as provision for loan losses on the statements of income.

Foreclosed real estate:  Fair value of foreclosed assets was based on an independent third-party appraisal of the properties and adjusted for selling expenses.  These values were determined based on the sales prices of similar properties in the approximate geographic area.

Deposit liabilities:  The fair value of demand deposits, savings accounts, and certain money market accounts is the amount payable on demand at the reporting date.  The carrying amounts for variable-rate fixed-term money market accounts and certificates for deposits approximate their fair values at the reporting date.  The fair value of fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Short-Term borrowings: The carrying amounts of short-term borrowings maturing within ninety days approximate their fair values.  Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

FIRST NATIONAL BANK OF FREDERICKSBURG

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Accrued interest:  The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Off-balance sheet instruments: For the Bank’s off-balance sheet instruments consisting of commitments to extend credit and standby letters of credit, the estimated fair value is the same as the instrument’s contract or notional values since they are priced at market at the time of funding.

At September 30, 2015 and December 31, 2014, the Bank’s estimated fair values of financial instruments were as follows (in thousands):

	September 30, 2015		December 31, 2014
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$ 36,424	$ 36,424	$ 45,167	$ 45,167
Investment securities	28,771	28,771	30,690	30,690
Restricted stock, at cost	2,252	2,252	2,258	2,258
Loans, net	147,808	147,267	140,677	140,385
Accrued interest receivable	377	377	322	322

Financial liabilities:
Deposits	209,015	209,015	212,708	213,003
Accrued interest payable	25	25	25	25

Off-balance sheet financial instruments:
Commitments to extend credit	-	1,613	-	168
Unfunded commitments under
lines of credit	-	21,795	-	22,737
Standby letters of credit	-	4,691	-	5,028